Exhibit 10.17
Unsecured Promissory Note

US $43,069.76	Dated: December 31, 2007
FOR VALUE RECEIVED, XStream Systems, Inc, (the Borrower”) hereby promises to pay to Vince DeTurris (the “Lender”), at such place that the Lender may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of forty-three thousand sixty-nine dollars and seventy-six cents. together with interest on the unpaid principal amount owing pursuant to this Unsecured Promissory Note (the “Note”). The Borrower and Lender acknowledge the principal amount of this Note is deferred Salary as of December 31, 2007 and represents deferred salary wages earned by Vince DeTurris prior to May 2006.
1.	Payments. The Borrower shall pay principal and interest in monthly installments. The first installment payment shall be $6,508.07 and shall be due and payable June 15, 2008. Subsequent installment payments shall be due on the 15th day of each calendar month beginning July 15, 2008, and are payable no later than the 30th day of each month in accordance with the amortization schedule identified as Exhibit A to this Note. Each monthly principal payment will be paid to the Lender in a payroll check with the gross amount of earnings being the amount identified in Exhibit A as principal. The amount paid to Lender will be net of all required employment related taxes. The related interest payment will be paid in a separate check.

2.	Interest. Borrower promises to pay interest in arrears (calculated on the basis of a 365-day year for the actual number of days elapsed) on the daily principal balance at a rate per annum, equal to eight percent (8.0%) but in no event greater than the maximum rate of interest permitted by applicable law.

3.	Late Payments. Timely payments are required to be mailed and postmarked or paid via direct deposit no later than the 30th day of each month. If any payment due is not post marked by the 30th day of the month as required, a late payment fee equal to $500.00 shall be due and payable with such payment.

4.	Default. In the event Borrower fails to make payment (postmarked or paid via direct deposit) of principal, interest and late fees by the 10th day of the following month, then Borrower shall be deemed to be in default under the terms of this Note, and the unpaid principal and interest due on this Note shall accrue interest at the rate of 12% from the date of this Note.

5.	Prepayment. Prepayment of this Note, in whole or in part, may be made on the outstanding balance amount due and all accrued interest under this Note without penalty.

6.	Enforcement Costs. In case suit shall be brought for the collection of this Note, or it is necessary to place this Note in the hands of an attorney for collection, Borrower agrees to pay reasonable attorneys’ fees and costs for making such collection, including but not limited to, all fees, taxes and costs incident to any appellate, post-judgment, or bankruptcy proceedings which may result, whether the holder of the Note is obligated therefor or not. Attorneys’ fees include paralegal fees, administrative costs and all other charges whatsoever billed by counsel to Lender.

7.	Binding affect. All terms and provisions of the Note shall be binding upon, inure to the benefit of, and be enforceable be the parties and their respective administrators, executors, other legal representatives, heirs and permitted assigns, whether so expressed or not.

8.	Amendments. Modifications and amendments of this Note may be made solely in a writing signed by the Lender and the Borrower.

9.	Governing Law. This Note and all trasactions contemplated by this Note shall be governed by, and construed and enforced in accordance with, the interal laws of the State of Florida, without regard to principles of conflicts of law.

10.	Jurisdiction and Venue. Any civil action or legal proceeding arising out of or relating to this Note shall be brought in the courts of records of the State of Florida in Indian River County. Each party consents to the jurisdiction or such court in any such civil action or legal proceeding and waives any objections to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be affected on such party by mail, as provided in this Note, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

11.	Waiver of a Jury Trial. The borrower acknowledges that any dispute or controversy between the borrower and the lender would be based on difficult and complex issues of law and fact. Accordingly, execution of acceptance hereof, as the case may be, each of the lender and the borrower hereby waive trial by jury in any action or proceeding of any kind or nature in any court or tribunal in which an action may be commenced by or against the borrower arising out of this note.

12.	Entire Agreement. This agreement, and the Note represent the entire understanding and agreement among the parties with respect to the subject matter of the same, and supersede all other negotiations, understanding and representations (if any) made by and among such parties.
IN WITNESS WHEREOF, the undersigned hereby executes this Note under seal as of the date written above.

BORROWER: XStream Systems, Inc. a Delaware corporation
By:	/s/ Thomas W. Cook
	Name:	Thomas W. Cook
	Title:	Chairman and Chief Executive Officer

LENDER:
By:	/s/ Vince DeTurris
Vince DeTurris

AMENDMENT TO UNSECURED PROMISSORY NOTE
          THIS AMENDMENT is entered into as of this 30th day of May, 2008, between XStream Systems, Inc., a Delaware corporation (the “Borrower”), and Vince DeTurris (the “Lender”) as defined in the Unsecured Promissory Note dated December 31, 2007 (the “Promissory Note”)
          WHEREAS, the Borrower and Lender are parties to that certain Promissory Note providing for the payment of principal and interest amounts owed to the Lender; and
          WHEREAS, the Borrower and the Lender desire to amend the provisions of the Promissory Note in order to change the timing of payments made to the Lender;
          NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree that the Promissory Note shall be amended as follows:
                    Section 1 thereof shall be amended to read in its entirety as follows:
1.	Payments. The Borrower shall pay principal and interest in monthly installments. The first installment payment shall be $7,799.46 and shall be due and payable November 1, 2008. Subsequent installment payments shall be due on the 1st day of each calendar month beginning December 1, 2008, and are payable no later than the 15th day of each month in accordance with the amortization schedule identified as Revised Exhibit A to this Note. Each monthly principal payment will be paid to the Lender in a payroll check with the gross amount of earnings being the amount identified in Revised Exhibit A as principal. The amount paid to Lender will be net of all required employment related taxes. The related interest payment will be paid in a separate check.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

BORROWER: XSTREAM SYSTEMS, INC. a Delaware corporation
By:	/s/ Chris Butler
	Name:	Chris Butler
	Title:	Chief Financial Officer

LENDER: Vince DeTurris
By:	/s/ Vince DeTurris

AMENDMENT TWO
TO UNSECURED PROMISSORY NOTE
          THIS AMENDMENT is entered into as of this 9th day of April, 2009, between XStream Systems, Inc., a Delaware corporation (the “Borrower”), and Vince DeTurris (the “Lender”) as defined in the Unsecured Promissory Note dated December 31, 2007 (the “Promissory Note”)
          WHEREAS, the Borrower and Lender are parties to that certain Promissory Note providing for the payment of principal and interest amounts owed to the Lender; and
          WHEREAS, the Borrower and Lender have previously amended the terms of that Promissory Note as of May 30th, 2008; and
          WHEREAS, the Borrower and the Lender desire to further amend the provisions of the Promissory Note in order to change the timing of payments made to the Lender;
          NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree that the Promissory Note shall be amended as follows:
                    Section 1 thereof shall be amended to read in its entirety as follows:
1.	Payments. The Borrower shall pay principal and interest in monthly installments in accordance with the attached schedule identified as Exhibit A to this Amendment. The first installment payment shall be due and payable May 1, 2009. Subsequent installment payments shall be due on the 1st day of each calendar month beginning June 1, 2009, and are payable no later than the 15th day of each month. Each monthly principal payment will be paid to the Lender in a payroll check with the gross amount of earnings being the amount identified as Payroll on Exhibit A. The amount paid to Lender will be net of all required employment related taxes. The related interest and penalties due will be paid in a separate check.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

BORROWER: XSTREAM SYSTEMS, INC. a Delaware corporation
By:	/s/ Chris Butler
	Name:	Chris Butler
	Title:	Chief Financial Officer

LENDER: Vince DeTurris
By:	/s/ Vince DeTurris

01/23/2008   Page 1
V. DeTurris Unsecured Promissory Note

Compound Period	:	Monthly

Nominal Annual Rate	:	8.000%
Effective Annual Rate	:	8.300%
Periodic Rate	:	0.6667%
Daily Rate	:	0.02192%
CASH FLOW DATA

	Event	Start Date	Amount	Number	Period	End Date

1	Loan	01/01/2008	43,069.76	1
2	Payment	06/15/2008	6,508.07	7	Monthly	12/15/2008
AMORTIZATION SCHEDULE — Normal Amortization

	Date	Payment	Interest	Principal	Balance

Loan	01/01/2008				43,069.76
1	06/15/2008	6,508.07	1,591.55	4,916.52	38,153.24
2	07/15/2008	6,508.07	254.35	6,253.72	31,899.52
3	08/15/2008	6,508.07	212.66	6,295.41	25,604.11
4	09/15/2008	6,508.07	170.69	6,337.38	19,266.73
5	10/15/2008	6,508.07	128.44	6,379.63	12,887.10
6	11/15/2008	6,508.07	85.91	6,422.16	6,464.94
7	12/15/2008	6,508.07	43.13	6,464.94	0.00
2008	Totals	45,556.49	2,486.73	43,069.76

Grand Totals		45,556.49	2,486.73	43,069.76

01/23/2008 Page 2
V. DeTurris Unsecured Promissory Note
Last interest amount increased by 0.03 due to rounding.